Exhibit 99.1

API Technologies Reports Results for the Fiscal Fourth Quarter Ended

November 30, 2014

•	Q4 revenue of $57.8 million

•	Q4 GAAP Operating Income of $2.2 million; Non-GAAP Operating Income of $3.5 million

•	Q4 cash from operations of $3.3 million

•	FY14 GAAP Operating Income of $4.6 million; Non-GAAP Operating Income of $10.3 million

ORLANDO, Fla.– (PR Newswire) – January 29, 2015 - API Technologies Corp. (NASDAQ:ATNY) (“API” or the “Company”), a leading provider of high performance RF, microwave, millimeterwave, power, and security solutions, today announced results for the fiscal fourth quarter ended November 30, 2014.

“During fiscal year 2014 we continued to execute on our operational and business strategies, resulting in operating income of $4.6 million – a $6.1 million increase over prior year, along with double-digit EBITDA margin and positive cash flow. Moreover, the execution of our product roadmap and successful launch of technologically advanced products continue to attract new customers and industry recognition,” said Bel Lazar, President and Chief Executive Officer, API Technologies.

Results for the Quarter Ended November 30, 2014

API Technologies reported fiscal fourth quarter revenue of $57.8 million.

For the fiscal fourth quarter of 2014, GAAP gross margin as a percentage of sales was 23.4%; non-GAAP gross margin was 24.9%.

The Company posted a net loss of $1.2 million for the fiscal fourth quarter. Adjusted EBITDA for the fiscal fourth quarter was $7.2 million or 12.5% of revenue.

Results for the Twelve Months Ended November 30, 2014

API Technologies reported revenue of $226.9 million for the twelve months ended November 30, 2014. GAAP gross margin was 23.0% for the twelve -month period ended November 30, 2014. Non-GAAP gross margin was 24.6% for the same period.

The Company posted a net loss of $18.9 million for the twelve months ended November 30, 2014, which included $10.9 million of amortization of note discounts and deferred financing charges incurred in the fiscal 2014 second quarter. Adjusted EBITDA for the twelve months ended November 30, 2014 was $25.7 million or 11.3% of revenue.

Conference Call

API Technologies will host a conference call to review the Company’s fiscal fourth quarter results today, January 29, at 4:45 p.m. Eastern Time. Bel Lazar, President and Chief Executive Officer, and Claudio Mannarino, Senior Vice President and Chief Financial Officer, will host the call.

The call will be available by dialing 1-877-317-6789 or 1-412-317-6789 and accessible by webcast at http://www.apitech.com/investor-relations. Recorded replays of the webcast will be available on the Company’s Investor Relations App, for 30 days on the Company’s website, and by telephone at 1-877-344-7529 or 1-412-317-0088, replay passcode #10058806, beginning 6 p.m. Eastern Standard Time on January 29, 2015.

The API Technologies Investor Relations App is available for iPhone® and iPad® via the Apple iTunes store and for Android™ devices via Google Play. For more information, visit http://www.apitech.com/investor-relations.

About API Technologies Corp.

API Technologies (NASDAQ: ATNY) is an innovative designer and manufacturer of high performance systems, subsystems, modules, and components for technically demanding RF, microwave, millimeterwave, electromagnetic, power, and security applications. A high-reliability technology pioneer with over 70 years of heritage, API Technologies products are used by global defense, industrial, and commercial customers in the areas of commercial aerospace, wireless communications, medical, oil and gas, electronic warfare, unmanned systems, C4ISR, missile defense, harsh environments, satellites, and space. Learn more about API Technologies and our products at www.apitech.com.

Non-GAAP Financial Information

In this press release, API has provided the non-GAAP financial measures for Adjusted EBITDA from continuing operations at the Company level and segment level, non-GAAP gross margin, and non-GAAP operating income. Non-GAAP gross margin excludes restructuring charges and certain other adjustments described in the reconciliation table and non-GAAP Adjusted EBITDA from continuing operations (earnings from continuing operations before interest, taxes, depreciation and amortization) excludes restructuring charges, acquisition and divestiture-related charges, inventory provisions, stock-based compensation expenses, amortization of note discounts and deferred financing costs, and certain other adjustments described in the reconciliation table. API has also provided the non-GAAP financial measure for Adjusted EBITDA before corporate overhead, which is the Adjusted EBITDA number less general corporate overhead. Non-GAAP operating income excludes restructuring charges and certain other adjustments described in the reconciliation table. Management believes the supplemental non-GAAP presentations provide investors an additional analytical tool for understanding the Company’s financial performance by excluding from operating results the impact of items that management believes do not reflect the Company’s core operating performance. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to net earnings or loss or gross margin determined in accordance with GAAP as an indicator of the financial performance of the Company or as a measure of the Company’s liquidity and cash flows. We expect our financial statements to continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

These risks and uncertainties include but are not limited to, general economic and business conditions, including without limitation, reductions in government defense spending; government regulations; our ability to integrate and consolidate our operations; our ability to expand our operations in both new and existing markets; and the ability of our review of strategic alternatives to maximize stockholder value. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K under Part I, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact:

Claudio Mannarino

Senior Vice President and Chief Financial Officer

+1 855-294-3800

investors@apitech.com

Tara Flynn Condon

Vice President, Corporate Development & Marketing

+1 908-546-3903

media@apitech.com

API Technologies Corp.

Financial Results

For the Three and Twelve Months Ended November 30, 2014 and 2013

Consolidated Statements of Operations (unaudited)

in thousands USD

	For the Three Months Ended November 30, 2014	For the Three Months Ended November 30, 2013	For the Twelve Months Ended November 30, 2014	For the Twelve Months Ended November 30, 2013
Revenue, net	$57,846	$59,137	$226,857	$244,300
Cost of revenues
Cost of revenues	44,194	48,942	173,697	192,279
Restructuring charges	120	1,223	1,064	1,405

Total cost of revenues	44,314	50,165	174,761	193,684

Gross profit	13,532	8,972	52,096	50,616

Operating expenses
General and administrative	5,500	6,169	23,069	25,873
Selling expenses	3,505	3,752	14,541	15,015
Research and development	2,055	2,305	8,270	9,190
Business acquisition and related charges	104	(129)	479	849
Restructuring charges	154	529	1,153	1,212

	11,318	12,626	47,512	52,139

Operating income (loss)	2,214	(3,654)	4,584	(1,523)
Other expense (income), net
Interest expense, net	3,179	2,301	11,765	14,208
Amortization of note discounts and deferred financing costs	23	1,224	10,940	13,020
Other expense (income), net	(388)	172	(477)	(14)

	2,814	3,697	22,228	27,214

Loss from continuing operations before income taxes	(600)	(7,351)	(17,644)	(28,737)
Expense (benefit) for income taxes	572	(2,019)	1,270	(5,335)

Loss from continuing operations, net of income taxes	(1,172)	(5,332)	(18,914)	(23,402)
Income (loss) from discontinued operations, net of income taxes	—	(1,911)	—	16,174

Net loss	$(1,172)	$(7,243)	$(18,914)	$(7,228)
Accretion on preferred stock	—	(387)	(393)	(1,057)

Net loss attributable to common shareholders	$(1,172)	$(7,630)	$(19,307)	$(8,285)

Loss per share from continuing operations—Basic and diluted	$(0.02)	$(0.11)	$(0.35)	$(0.44)
Income (loss) per share from discontinued operations—Basic and diluted	$0.00	$(0.03)	$0.00	$0.29

Net loss per share—Basic and diluted	$(0.02)	$(0.14)	$(0.35)	$(0.15)

Weighted average shares outstanding
Basic	55,461,217	55,426,635	55,448,862	55,405,764
Diluted	55,461,217	55,426,635	55,448,862	55,405,764

Consolidated Balance Sheets (audited)

in thousands USD

	November 30, 2014	November 30, 2013
Assets
Current
Cash and cash equivalents	$8,258	$6,351
Restricted cash	—	1,500
Accounts receivable, net	38,657	39,751
Inventories, net	54,718	58,218
Deferred income taxes	561	2,426
Prepaid expenses and other current assets	1,592	2,445

	103,786	110,691
Fixed assets, net	30,424	35,231
Fixed assets held for sale	150	150
Goodwill	116,770	116,770
Intangible assets, net	29,848	38,780
Other non-current assets	1,862	2,956

Total assets	$282,840	$304,578

Liabilities, Redeemable Preferred Stock and Shareholders’ Equity
Current
Accounts payable and accrued expenses	$27,907	$32,217
Deferred revenue	2,279	3,519
Current portion of long-term debt	10,097	8,155

	40,283	43,891
Deferred income taxes	4,575	5,517
Other long-term liabilities	1,216	1,135
Long-term debt, net of current portion and discount	118,214	96,606
Deferred gain	7,788	—

	172,076	147,149

Commitments and contingencies
Redeemable Preferred Stock	—	26,326

Shareholders’ equity
Common stock	55	55
Special voting stock	—	—
Additional paid-in capital	327,846	327,901
Common stock subscribed but not issued	2,373	2,373
Accumulated deficit	(220,105)	(200,798)
Accumulated other comprehensive income	595	1,572

	110,764	131,103

Total Liabilities, Redeemable Preferred Stock and Shareholders’ Equity	$282,840	$304,578

Consolidated Adjusted EBITDA

in thousands USD

The following table reconciles three and twelve months GAAP loss from continuing operations to non-GAAP Adjusted EBITDA and Adjusted EBITDA less corporate overhead.

	Three (3) months ended November 30, 2014	Twelve (12) Months ended November 30, 2014

Loss from continuing operations	$(1,172)	$(18,914)
Adjustments
Interest expense, net	3,179	11,765
Amortization of note discounts and deferred financing costs	23	10,940
Depreciation and amortization	3,695	15,965
Income taxes	572	1,270
Restructuring charges	274	2,217
Acquisition related charges	104	479
Other adjustments (A)	531	2,019

Total Adjusted EBITDA	$7,206	$25,741

Total Adjusted EBITDA percentage	12.5%	11.3%

Corporate overhead	$1,497	$6,373

Adjusted EBITDA before corporate overhead	$8,703	$32,114

Adjusted EBITDA less corporate overhead percentage	15.0%	14.2%

(A)	Other adjustments primarily include inventory provisions, stock based compensation, franchise taxes, financing and other adjustments, lease payments for the State College, Pennsylvania facility, foreign exchange losses, and change in benefits liability.

Additional Adjusted EBITDA Reconciliations by Segment from Continuing Operations

in thousands USD

Three Months Ending November 30, 2014	SSC	SSIA	EMS	Corporate	Total
	Q4	Q4	Q4	Q4	Q4

Revenue	$41,645	$5,307	$10,894	$—	$57,846
Income (loss) from continuing operations					(1,172)

Adjustments

Interest expense, Net					3,179

Amortization of note discounts and deferred financing costs					23

Depreciation and amortization					3,695

Income taxes					572

Restructuring charges					274

Acquisition related charges					104

Other adjustments (A)					531

Add-Back Total					8,378

Adjusted EBITDA from continuing operations	$6,290	$990	$(74)	$—	$7,206

Adjusted EBITDA Margin from continuing operations	15.1%	18.7%	(0.7%)	0.0%	12.5%

(A)	Other adjustments primarily include inventory provisions, stock based compensation, franchise taxes, financing & other adjustments, and lease payments for the State College, Pennsylvania facility.

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

$ amounts in thousands USD

	Three Months Ended November 30, 2014	Twelve Months Ended November 30, 2014

Revenue	$57,846	$226,857
Gross Profit	13,532	52,096
GAAP Gross Margin %	23.4%	23.0%
Restructuring and other adjustments (A)	864	3,672
Adjusted Gross profit	14,396	55,768
Adjusted Gross margin %	24.9%	24.6%

(A)	Other adjustments primarily include inventory provisions.

Reconciliation of GAAP Operating Income to Non-GAAP Operating Income

$ amounts in thousands USD

	Three Months Ended November 30, 2014	Twelve Months Ended November 30, 2014

Operating Income	$2,214	$4,584
Restructuring and other adjustments (A)	1,266	5,721
Adjusted Operating Income	3,480	10,305

(A)	Other adjustments primarily include inventory provisions, acquisition related charges and stock based compensation expense.